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                            SECTION 906 CERTIFICATION

     CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE
                               UNITED STATES CODE

     I, Eric T. Steigerwalt, the Chief Financial Officer of MetLife Life and Annuity Company of Connecticut (the "Company"), certify that (i) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (the "Form 10-Q") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    May 15, 2006

                                        /s/ Eric T. Steigerwalt
                                        ----------------------------------------
                                        Eric T. Steigerwalt
                                        Senior Vice President and
                                        Chief Financial Officer



     A signed original of this written statement required by Section 906 has been provided to MetLife Life and Annuity Company of Connecticut and will be retained by MetLife Life and Annuity Company of Connecticut and furnished to the Securities and Exchange Commission or its staff upon request.